Exhibit 5.1

May 5, 2011

Ramtron International Corporation

1850 Ramtron Drive

Colorado Springs, Colorado 80921

Re:	Registration Statement on Form S-3 filed by Ramtron International Corporation

Ladies and Gentlemen:

We have acted as counsel for Ramtron International Corporation, a Delaware corporation (the “Company”), in connection with the authorization of the possible offering and sale from time to time, on a delayed or continuous basis, by the Company of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and associated preferred stock purchase rights governed by the Rights Agreement (as hereinafter defined) that may be issued to holders of the Common Stock (the “Rights” and together with the Shares, the “Securities”), as set forth in the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as amended and supplemented the “Registration Statement”), filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the “Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Shares have been authorized by all necessary corporate action of the Company and when issued and delivered against payment of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2. When issued in accordance with the Rights Agreement, dated as of April 19, 2001, between the Company and Computershare Trust Company, N.A., as rights agent (as amended from time to time, the “Rights Agreement”), the Rights will be validly issued.

In rendering the opinion set forth in paragraph 1 above, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and within the limits of the then-remaining authorized but unissued and unreserved amounts of Common

Ramtron International Corporation

May 5, 2011

Stock; (iii) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (iv) all Securities will be issued in compliance with applicable federal and state securities laws.

The opinion set forth in paragraph 2 above is limited to the corporate authorization and valid issuance of the Rights under the General Corporation Law of the State of Delaware. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the authorization, execution, delivery or administration of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Board of Directors of the Company has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance of the Rights.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day